                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004



                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 6, 1999



                          Commission file number 1-977



                                 CBS CORPORATION
                          (Exact name of registrant as
                            specified in its charter)



          PENNSYLVANIA                               25-0877540

          (State or other jurisdiction               (I.R.S. Employer
          of incorporation)                          Identification Number)


                     51 WEST 52ND STREET, NEW YORK, NY 10019
               (Address of principal executive offices; zip code)



                                 (212) 975-4321
                (Registrant's Telephone No., including area code)

Item 5.       Other Events

Pending Transaction

     On September 6, 1999, Viacom Inc. and CBS entered into an agreement and plan of merger, as amended. Pursuant to this merger agreement, each share of CBS common stock, par value $1.00 per share, that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 1.085 shares of Viacom non-voting Class B common stock and each share of CBS series B preferred stock, par value $1.00 per share, will convert into the right to receive 1.085 shares of Viacom series C preferred stock. The merger will be accounted for by the purchase method of accounting. The merger is contingent upon, among other things, regulatory and CBS shareholder approval. This transaction is expected to close in the first half of 2000.

Financial Statements

         (a)      Financial Statements of Viacom

                    Viacom Inc. and Subsidiaries September 30, 1999 Quarterly Consolidated Financial Statements and Notes Thereto (unaudited):

                    (i) Unaudited Viacom Consolidated Statements of Operations for the three months ended September 30, 1999 and 1998

                    (ii) Unaudited Viacom Consolidated Statements of Operations for the nine months ended September 30, 1999 and 1998

                    (iii) Unaudited Viacom Consolidated Balance Sheets as of September 30, 1999 and December 31, 1998

                    (iv) Unaudited Viacom Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998

                    (v) Viacom Notes to Unaudited Consolidated Financial Statements

VIACOM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)


                                                                          Three months ended
                                                                             September 30,
                                                                    ------------------------------
                                                                       1999                1998
                                                                    ----------          ----------
Revenues.........................................................   $  3,332.0          $  3,288.8

Expenses:
  Operating......................................................      2,119.3             2,145.4
  Selling, general and administrative............................        602.5               543.6
  Restructuring charge...........................................         70.3                  --
  Depreciation and amortization..................................        218.7               192.5
                                                                    ----------          ----------
      Total expenses.............................................      3,010.8             2,881.5
                                                                    ----------          ----------

Operating income.................................................        321.2               407.3

  Interest expense...............................................       (118.3)             (160.3)
  Interest income................................................          7.8                 1.9
  Other items, net...............................................         (2.4)               (9.5)
                                                                    ----------          ----------
Earnings from continuing operations before income taxes..........        208.3               239.4

  Provision for income taxes.....................................        (93.2)             (150.6)
  Equity in loss of affiliated companies, net of tax.............         (3.8)               (2.9)
  Minority interest..............................................          (.4)                 .5
                                                                    ----------          ----------
Earnings from continuing operations..............................        110.9                86.4

Discontinued operations (Note 7):
  Earnings, net of tax...........................................           --                67.9
  Loss on dispositions, net of tax...............................           --               (15.9)
                                                                    ----------          ----------
Net earnings before extraordinary loss...........................        110.9               138.4
  Extraordinary loss, net of tax.................................        (14.2)                 --
                                                                    ----------          ----------
Net earnings.....................................................         96.7               138.4
  Cumulative convertible preferred stock dividend requirement....           --               (15.0)
                                                                    ----------          ----------
Net earnings attributable to common stock........................   $     96.7          $    123.4
                                                                    ==========          ==========

Earnings per common share:
Basic:
  Net earnings from continuing operations........................   $      .16          $      .10
  Net earnings...................................................   $      .14          $      .17

Diluted:
  Net earnings from continuing operations........................   $      .16          $      .10
  Net earnings...................................................   $      .14          $      .17

Weighted average number of common shares:
  Basic..........................................................        696.7               714.7
  Diluted........................................................        709.5               725.5


                See notes to consolidated financial statements.

VIACOM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)


                                                                           Nine months ended
                                                                             September 30,
                                                                    ------------------------------
                                                                       1999                1998
                                                                    ----------          ----------
Revenues.........................................................   $  9,286.4          $  8,753.7

Expenses:
   Operating.....................................................      6,006.9             6,259.0
   Selling, general and administrative...........................      1,712.4             1,468.2
   Restructuring charge..........................................         70.3                  --
   Depreciation and amortization.................................        615.8               571.2
                                                                    ----------          ----------
       Total expenses............................................      8,405.4             8,298.4
                                                                    ----------          ----------

Operating income.................................................        881.0               455.3

   Interest expense..............................................       (327.4)             (481.0)
   Interest income...............................................         16.5                11.9
   Other items, net..............................................          2.9               (14.0)
                                                                    ----------          ----------
Earnings (loss) from continuing operations before income taxes...        573.0               (27.8)

   Provision for income taxes....................................       (295.6)              (85.4)
   Equity in loss of affiliated companies, net of tax............        (38.1)              (21.2)
   Minority interest.............................................          (.7)                1.1
                                                                    ----------          ----------
Earnings (loss) from continuing operations.......................        238.6              (133.3)

Discontinued operations (Note 7):
   Earnings, net of tax..........................................           --                 8.0
   Loss on dispositions, net of tax..............................           --               (15.6)
                                                                    ----------          ----------
Net earnings (loss) before extraordinary loss....................        238.6              (140.9)
   Extraordinary loss, net of tax................................        (37.7)                 --
                                                                    ----------          ----------

Net earnings (loss)..............................................        200.9              (140.9)
   Cumulative convertible preferred stock dividend requirement...          (.4)              (45.0)
   Premium on repurchase of preferred stock......................        (12.0)                 --
                                                                    ----------          ----------
Net earnings (loss) attributable to common stock.................   $    188.5          $   (185.9)
                                                                    ==========          ==========

Earnings (loss) per common share:
Basic:
   Net earnings (loss) from continuing operations................   $      .33          $     (.25)
   Net earnings (loss)...........................................   $      .27          $     (.26)

Diluted:
   Net earnings (loss) from continuing operations................   $      .32          $     (.25)
   Net earnings (loss)...........................................   $      .27          $     (.26)

Weighted average number of common shares:
   Basic.........................................................        694.5               712.8
   Diluted.......................................................        708.6               712.8


                See notes to consolidated financial statements.

VIACOM INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

                                                                             September 30,        December 31,
                                                                                  1999                1998
                                                                             ---------------      --------------
                                                                              (unaudited)
                                 Assets
 Current Assets:
   Cash and cash equivalents.............................................          $   674.2           $   767.3
   Receivables, less allowances of $106.9 (1999) and
      $98.7 (1998).......................................................            1,676.9             1,759.1
   Inventory (Note 8)....................................................            1,798.1             1,805.5
   Other current assets..................................................              832.8               732.6
                                                                             ---------------      --------------
          Total current assets...........................................            4,982.0             5,064.5
                                                                             ---------------      --------------

 Property and equipment, at cost.........................................            5,096.7             4,537.0
   Less accumulated depreciation.........................................            1,781.0             1,457.5
                                                                             ---------------      --------------
          Net property and equipment.....................................            3,315.7             3,079.5
                                                                             ---------------      --------------
 Inventory (Note 8)......................................................            2,911.6             2,470.8
 Intangibles, at amortized cost..........................................           11,424.1            11,557.3
 Other assets............................................................            1,634.8             1,441.0
                                                                             ---------------      --------------
                                                                                   $24,268.2           $23,613.1
                                                                             ===============      ==============

                      Liabilities and Shareholders' Equity
 Current Liabilities:
   Accounts payable......................................................          $   487.4           $   499.2
   Accrued compensation..................................................              372.5               410.3
   Participants' share, residuals and royalties payable..................            1,079.6             1,227.5
   Income tax payable....................................................              212.4               526.5
   Current portion of long-term debt (Note 9)............................              131.2               377.2
   Accrued expenses and other............................................            1,902.2             2,591.9
                                                                             ---------------      --------------
          Total current liabilities......................................            4,185.3             5,632.6
                                                                             ---------------      --------------

 Long-term debt (Note 9).................................................            6,141.8             3,813.4
 Other liabilities.......................................................            3,023.1             2,117.5

 Commitments and contingencies (Note 10)

 Shareholders' Equity:
   Convertible Preferred Stock, par value $.01 per share; 200.0
      shares authorized; 12.0 (1998) shares issued and outstanding.......                 --               600.0
   Class A Common Stock, par value $.01 per share; 500.0 shares
      authorized; 139.7 (1999) and 141.6 (1998) shares issued............                1.4                 1.4
   Class B Common Stock, par value $.01 per share; 3,000.0 shares
      authorized; 605.5 (1999) and 591.9 (1998) shares issued............                6.1                 5.9
   Additional paid-in capital............................................           10,260.0            10,574.7
   Retained earnings.....................................................            2,114.7             1,932.9
   Accumulated other comprehensive loss (Note 1).........................              (32.5)              (67.1)
                                                                             ---------------      --------------
                                                                                    12,349.7            13,047.8
 Less treasury stock, at cost; 48.5 (1999) and 38.5 (1998) shares........            1,431.7               998.2
                                                                             ---------------      --------------
          Total shareholders' equity.....................................           10,918.0            12,049.6
                                                                             ---------------      --------------
                                                                                   $24,268.2           $23,613.1
                                                                             ===============      ==============


                See notes to consolidated financial statements.

VIACOM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)


                                                                                                Nine months ended
                                                                                                   September 30,
                                                                                               --------------------
                                                                                                1999          1998
                                                                                               -----          -----
 Operating Activities:
 Net earnings (loss)......................................................................  $   200.9       $(140.9)
 Adjustments to reconcile net earnings (loss) to net cash flow from operating activities:
       Depreciation and amortization......................................................      615.8         688.0
       Distribution from affiliated companies.............................................       23.2          14.5
       Loss on dispositions, net of tax...................................................         --          15.6
       Gain on sale of investment.........................................................         --         (10.7)
       Equity in loss of affiliated companies.............................................       38.1          21.2
       Change in operating assets and liabilities:
          Decrease (increase) in receivables..............................................       82.2         (74.6)
          Decrease (increase) in inventory and related programming liabilities, net.......     (533.6)        476.0
          Increase in prepaid expenses and other current assets...........................     (165.7)        (40.8)
          Increase in unbilled receivables................................................      (96.7)          (.3)
          Decrease in accounts payable and accrued expenses...............................     (222.2)       (261.4)
          Decrease in taxes payable and deferred income taxes, net........................     (346.3)       (501.4)
          Increase in deferred income.....................................................       51.4           8.7
          Other, net......................................................................       64.6          27.1
                                                                                            ---------       -------
   Net cash flow from operating activities................................................     (288.3)        221.0
                                                                                            ---------       -------
   Investing Activities:
       Capital expenditures...............................................................     (503.6)       (417.2)
       Acquisitions, net of cash acquired.................................................     (309.5)       (103.9)
       Investments in and advances to affiliated companies................................     (106.8)        (66.5)
       Purchases of short-term investments................................................     (280.2)        (68.8)
       Proceeds from sales of short-term investments......................................      342.1          74.5
       Proceeds from dispositions.........................................................         --         141.7
       Other, net.........................................................................        1.9         (15.7)
                                                                                            ---------       -------
   Net cash flow from investing activities................................................     (856.1)       (455.9)
                                                                                            ---------       -------

   Financing Activities:
       Borrowings from banks, net.........................................................    2,494.2         917.6
       Repayment of notes and debentures..................................................   (1,075.3)       (400.0)
       Repurchase of Preferred Stock and dividend payments................................     (619.8)        (45.0)
       Purchase of treasury stock and warrants............................................     (478.8)       (312.2)
       Payment of capital lease obligations...............................................      (71.3)        (55.3)
       Net proceeds from issuance of subsidiary stock.....................................      430.7            --
       Proceeds from exercise of stock options and warrants...............................      371.5         156.5
       Other, net.........................................................................         .1          (6.1)
                                                                                            ---------       -------
   Net cash flow from financing activities................................................    1,051.3         255.5
                                                                                            ---------       -------
       Net increase (decrease) in cash and cash equivalents...............................      (93.1)         20.6
       Cash and cash equivalents at beginning of the period...............................      767.3         292.3
                                                                                            ---------       -------
   Cash and cash equivalents at end of period.............................................  $   674.2       $ 312.9
                                                                                            =========       =======

   Supplemental cash flow information:
       Cash payments for interest, net of amounts capitalized.............................  $   330.6       $ 524.8
       Cash payments for income taxes.....................................................  $   558.9       $ 640.0

   Non cash investing and financing activities:
       Property and equipment acquired under capitalized leases...........................  $   136.8       $ 33.5


                See notes to consolidated financial statements.

                         VIACOM INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (Tabular dollars in millions, except per share amounts)


1) BASIS OF PRESENTATION

Viacom Inc. ("Viacom" or the "Company") is a diversified entertainment company with operations in six segments: (i) Networks, (ii) Entertainment, (iii) Video,
(iv) Parks, (v) Publishing and (vi) Online. See Note 7 regarding the presentation of discontinued operations.

The accompanying unaudited consolidated financial statements of the Company have been prepared pursuant to the rules of the Securities and Exchange Commission. These financial statements should be read in conjunction with the more detailed financial statements and notes thereto included in the Company's most recent annual report on Form 10-K.

In the opinion of management, the accompanying financial statements reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the financial position and results of operations and cash flows of the Company for the periods presented. Certain previously reported amounts have been reclassified to conform with the current presentation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Earnings (Loss) per Common Share - Basic earnings per share ("EPS") is computed by dividing the net earnings applicable to common shares by the weighted average of common shares outstanding during the period. Diluted EPS adjusts the basic weighted average of common shares outstanding by the assumed conversion of convertible securities and exercise of stock options only in the periods in which such effect would have been dilutive. Prior period amounts have been adjusted to reflect the effect of the 2-for-1 stock split (see Note 4). The table below presents a reconciliation of weighted average shares used in the calculation of basic and diluted EPS:

                                                            Three months ended        Nine months ended
                                                               September 30,             September 30,
                                                           ---------------------     ---------------------
                                                               1999         1998          1999        1998
                                                               ----         ----          ----        ----
Weighted average shares for basic EPS..................       696.7        714.7         694.5       712.8
Incremental shares for stock options & warrants.......         12.8         10.8          14.1          --
                                                              -----        -----         -----       -----
Weighted average shares for diluted EPS................       709.5        725.5         708.6       712.8
                                                              =====        =====         =====       =====

Comprehensive Income (Loss) - Total comprehensive income (loss) for the Company includes net income and other comprehensive income items including unrealized gain (loss) on securities, cumulative translation adjustments and minimum pension liability adjustments. Total comprehensive income (loss) for the three months ended September 30, 1999 and 1998 was $106.7 million and $159.0 million, respectively, and for the nine months ended September 30, 1999 and 1998 was $235.5 million and $(118.8) million, respectively.

                         VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(continued)
            (Tabular dollars in millions, except per share amounts)

Subsidiary Stock Transactions - Gains or losses arising from issuances by a subsidiary of its own stock in a public offering are recorded within shareholders' equity.

2) PENDING TRANSACTION

On September 7, 1999, the Company and CBS Corporation ("CBS") announced that the companies had signed a definitive agreement to merge. Viacom and CBS have agreed that CBS will merge with the Company upon the terms and conditions set forth in the merger agreement and Viacom would be the surviving corporation. At the time of the merger, the Company will issue 1.085 shares of its Class B common stock for each share of CBS common stock and 1.085 shares of its Series C Preferred Stock for each share of CBS Series B Preferred Stock. The merger is subject to approval of shareholders of CBS and regulatory approval. The Company expects the merger to be completed in the first half of the year 2000.

3) BLOCKBUSTER INITIAL PUBLIC OFFERING

On August 10, 1999, Blockbuster Inc. completed the initial public offering ("IPO") of 31 million shares of its Class A common stock at $15 per share and began trading on the New York Stock Exchange on August 11, 1999. The Company owns 100% of the outstanding shares of Blockbuster Inc. Class B common stock, which represented approximately 82.3% of Blockbuster's equity value after the initial public offering. Proceeds of the offering aggregated $442.9 million, net of underwriting discounts and commissions and before payment of offering expenses and were used by Blockbuster to repay outstanding indebtedness under its credit agreement. The Company recorded a reduction to equity of approximately $662 million as a result of the issuance of subsidiary stock.

Viacom has announced that, subject to Viacom board approval, which will be based on an assessment of market conditions, and the receipt of a supplemental tax ruling from the Internal Revenue Service reflecting the proposed merger between Viacom and CBS, it intends to split-off Blockbuster by offering to exchange all of its shares of Blockbuster Inc. for shares of Viacom's common stock. Viacom has no obligation to effect the split-off either before or after the merger. Viacom cannot give any assurance as to whether or not or when the split-off will occur or as to the terms of the split-off if it does occur, or whether or not the split-off, if it does occur, will be tax-free.

4) STOCK TRANSACTIONS AND ACQUISITIONS

On July 7, 1999, the Viacom Five-Year Warrants expired. The Company received proceeds of approximately $317 million and issued approximately 9.0 million shares of its Class B Common Stock in connection with the exercise of 4.5 million warrants issued as part of the 1994 acquisition of Paramount Communications.

The Board of Directors of the Company declared a 2-for-1 common stock split in the form of a dividend. The additional shares were issued on March 31, 1999 to shareholders of record on March 15, 1999. All common share and per share amounts have been adjusted to reflect the stock split for all periods presented.

                         VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(continued)
            (Tabular dollars in millions, except per share amounts)

On June 21, 1999, the Company completed its tender offer for all outstanding shares of Spelling Entertainment Group Inc. ("Spelling") common stock that it did not already own for $9.75 per share in cash. The tendered shares, along with the shares already owned by the Company, represented approximately 97% of all of the issued and outstanding shares of Spelling. The tender offer was made under the terms of a merger agreement between the Company and Spelling. On June 23, 1999, the Company acquired the remaining outstanding shares of Spelling, approximately 3%, through a merger of Spelling and a wholly owned subsidiary of the Company. As a result of the merger, each share of Spelling common stock was also converted into the right to receive $9.75 in cash. The consideration for tendered shares was approximately $176 million.

5) RESTRUCTURING CHARGE

During the third quarter of 1999, the Company recorded a charge of approximately $81.1 million, of which $70.3 million was recorded as a restructuring charge and $10.8 million was recorded as part of depreciation expense. The restructuring charge of $70.3 million was primarily associated with the consolidation of the operations of Spelling into Paramount Television, resulting in the elimination of duplicative sales forces and certain other back office functions. Included in this total are severance and employee related costs of $48.1 million, lease termination and other occupancy costs of $17.7 million and other exit costs of $4.5 million. Severance and other employee related costs represent the costs to terminate approximately 250 employees engaged in legal, sales, marketing, finance, information systems, technical support and human resources for Spelling. Lease termination and other occupancy costs principally represent the expenses associated with vacating existing lease obligations in New York and Los Angeles. The depreciation expense of approximately $10.8 million was associated with the fixed asset write-offs for software, leasehold improvements and equipment located at these premises. As of September 30, 1999, the Company had paid and charged approximately $4.9 million against the severance liability and $1.6 million against the other exit costs. The Company expects to complete the exit activities by the end of the year 2000.

6) RECEIVABLES

As of September 30, 1999, the Company had an aggregate of $355.5 million outstanding under revolving receivable securitization programs. Proceeds from the sale of these receivables were used to reduce outstanding borrowings. The resulting loss on the sale of receivables was not material to the Company's financial position or results of operations.

7) DISCONTINUED OPERATIONS

In accordance with Accounting Principles Board Opinion 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", the Company has presented its educational, professional and reference publishing businesses ("Non-Consumer Publishing") and its music retail stores ("Music") as discontinued operations, as these businesses were sold on November 27, 1998 and October 26, 1998, respectively.

                         VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(continued)
            (Tabular dollars in millions, except per share amounts)

During the third quarter of 1998, Spelling completed the sale of the development operations of Virgin Interactive Entertainment Limited ("Virgin") to Electronic Arts Inc. for $122.5 million in cash. In addition, on November 10, 1998, Spelling completed the sale of all non-U.S. operations of Virgin to an investor group. Included in the loss on dispositions for the three and nine months ended September 30, 1998 are additional reserves which provided for Virgin's operating losses through its disposition and a tax benefit related to the sale of Virgin.

Summarized financial results of discontinued operations are as follows:


                                                             Non-Consumer
                                                              Publishing        Music          Total
                                                              ----------        -----          -----
For the three months ended September 30, 1998/(1)/:
Revenues...................................................    $  730.4         $ 37.6        $  768.0
Earnings (loss) from operations before income taxes........       160.5           (4.5)          156.0
(Provision) benefit for income taxes.......................       (89.9)           1.7           (88.2)
Net earnings (loss)........................................        70.7           (2.8)           67.9

For the nine months ended September 30, 1998/(2)/:
Revenues...................................................    $1,421.0         $293.5        $1,714.5
Earnings (loss) from operations before income taxes........        47.4          (20.9)           26.5
(Provision) benefit for income taxes.......................       (26.6)           8.0           (18.6)
Net earnings (loss)........................................        20.9          (12.9)            8.0



                                                                Three months ended     Nine months ended
                                                                September 30, 1998     September 30, 1998
                                                               -------------------     -------------------
Loss on Dispositions, net of tax:
Loss on sale of Music......................................       $  (138.5)               $  (138.5)
Additional reserves for Virgin's operating losses..........           (20.3)                   (20.3)
Tax benefit for the sale of Virgin.........................           134.0                    134.0
Reversal of excess cable split-off reserves................             8.9                      9.2
                                                                  ---------                ---------
Total loss on dispositions, net of tax.....................       $   (15.9)               $   (15.6)
                                                                  =========                =========


/(1)/Results of operations reflect the music business for the period July 1 through August 10.
/(2)/Results of operations reflect the music business for the period January 1 through August 10.

                         VIACOM INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Tabular dollars in millions, except per share amounts)

8)   INVENTORY


                                                                 September 30, 1999      December 31, 1998
                                                                 ------------------      -----------------
      Merchandise inventory, including sell-through
        videocassettes...........................................       $     300.1            $     381.9
      Videocassette rental inventory.............................             496.3                  404.1
      Publishing:
        Finished goods...........................................              66.5                   59.7
        Work in process..........................................               5.6                    6.9
        Raw materials............................................               3.6                    2.5
      Other......................................................              21.8                   17.7
                                                                        -----------            -----------
                                                                              893.9                  872.8
        Less current portion.....................................             397.6                  468.7
                                                                        -----------            -----------
                                                                              496.3                  404.1
                                                                        -----------            -----------
      Theatrical and television inventory:
        Theatrical and television productions:
           Released..............................................           1,939.1                1,800.4
           Completed, not released...............................               9.5                   35.9
           In process and other..................................             424.9                  321.0
        Program rights...........................................           1,442.3                1,246.2
                                                                        -----------            -----------
                                                                            3,815.8                3,403.5
        Less current portion.....................................           1,400.5                1,336.8
                                                                        -----------            -----------
                                                                            2,415.3                2,066.7
                                                                        -----------            -----------
      Total Current Inventory....................................       $   1,798.1            $   1,805.5
                                                                        ===========            ===========
      Total Non-Current Inventory................................       $   2,911.6            $   2,470.8
                                                                        ===========            ===========


                         VIACOM INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Tabular dollars in millions, except per share amounts)

9)   LONG-TERM DEBT

The following table sets forth the Company's long-term debt, net of current portion:


                                                                         September 30, 1999        December 31, 1998
                                                                         ------------------        -----------------
      Notes payable to banks.........................................           $   3,364.2               $    868.5
      5.875% Senior Notes due 2000, net of unamortized discount
        of $.1 (1999) and $.2 (1998).................................                 149.9                    149.8
      7.5% Senior Notes due 2002, net of unamortized discount
        of $1.0 (1999) and $1.3 (1998)...............................                 249.0                    248.7
      6.75% Senior Notes due 2003, net of unamortized discount
        of $.2 (1999 and 1998).......................................                 349.8                    349.8
      7.75% Senior Notes due 2005, net of unamortized discount
        of $5.3 (1999) and $5.9 (1998)...............................                 965.7                    965.0
      7.625% Senior Debentures due 2016, net of unamortized
        discount of $1.1 (1999) and $1.2 (1998)......................                 198.9                    198.7
      8.25% Senior Debentures due 2022, net of unamortized
        discount of $2.5 (1999) and $2.6 (1998)......................                 247.5                    247.4
      7.5% Senior Debentures due 2023, net of unamortized
        discount of $.4 (1999) and $.5 (1998)........................                 149.6                    149.5
      10.25% Senior Subordinated Notes due 2001......................                  35.3                     36.3
      8.0% Merger Debentures due 2006, net of unamortized
        discount of $44.1 (1998).....................................                    --                    475.2
      Other Notes....................................................                    --                       .3
      Obligations under capital leases...............................                 563.1                    501.4
                                                                                -----------              -----------
                                                                                    6,273.0                  4,190.6
      Less current portion...........................................                 131.2                    377.2
                                                                                -----------              -----------
                                                                                $   6,141.8               $  3,813.4
                                                                                ===========              ===========


At September 30, 1999, the Company's scheduled maturities of indebtedness through December 31, 2003, assuming full utilization of the March 1997 Credit Agreements, as amended, and the Blockbuster Credit Agreement are $22.0 million
(1999), $1.2 billion (2000), $1.8 billion (2001), $2.2 billion (2002) and $625.0 million (2003). The Company's maturities of long-term debt outstanding at September 30, 1999, excluding capital leases, are $22.0 million (1999), $439.5 million (2000), $304.6 million (2001), $2.1 billion (2002) and $625.0 million
(2003). The Company has classified certain short-term indebtedness as long-term debt based upon its intent and ability to refinance such indebtedness on a long-term basis.

On September 27, 1999, the Company amended covenants of the March 1997 Credit Agreements, to allow for a potential split-off of Blockbuster Inc.

                          VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
            (Tabular dollars in millions, except per share amounts)


On July 7, 1999, the Company redeemed the remaining 8% Merger Debentures outstanding and recognized an extraordinary loss of $37.4 million, net of tax, on the early redemption.

On May 21, 1999, the Company amended the March 1997 Credit Agreements to, among other things, provide for the Blockbuster Credit Agreement.

On May 6, 1999, the 364-day film financing credit agreement, guaranteed by Viacom International Inc. and the Company, was paid in full and on May 7, 1999, this credit agreement terminated.

The Company used proceeds received from Blockbuster as described below to permanently reduce its commitments under the March 1997 Credit Agreements by $1.139 billion.

The March 1997 Viacom Credit Agreements, as amended, are comprised of (i) a $3.7 billion senior unsecured reducing revolver maturing July 1, 2002, (ii) a $600 million term loan maturing April 1, 2002 and (iii) a $100 million term loan maturing July 1, 2002. Of these amounts, $2.1 billion and $846.2 million were outstanding as of September 30, 1999 and December 31, 1998, respectively.

The interest rate on all loans made under the March 1997 Credit Agreements is based on a spread over Citibank, N.A.'s base rate or the London Interbank Offered Rate ("LIBOR"). The spread over such rate is based on the Company's credit rating. At September 30, 1999, the LIBOR (upon which the Company's borrowing rate was based) for borrowing periods of one month and two months were 5.4% and 5.47%, respectively. At December 31, 1998, LIBOR for borrowing periods of one month and two months were each 5.09%.

BLOCKBUSTER DEBT
On June 21, 1999, Blockbuster Inc. entered into a $1.9 billion unsecured credit agreement (the "Blockbuster Credit Agreement") with a syndicate of banks. The Blockbuster Credit Agreement is comprised of a $700 million revolver due July 1, 2004, a $600 million term loan due in quarterly installments beginning April 1, 2002 and ending July 1, 2004, and a $600 million revolver due June 19, 2000, which was subsequently reduced with proceeds from the IPO as described below. Interest rates are based on the prime rate or LIBOR at Blockbuster's option at the time of borrowing. A varying commitment fee is charged on the unused amount of the revolver.

The Blockbuster Credit Agreement contains covenants, which, among other things, relate to the payment of dividends, repurchase of Blockbuster's common stock or other distributions and also require compliance with financial covenants with respect to a maximum leverage ratio and a minimum fixed charge ratio.

On June 23, 1999, Blockbuster Inc. borrowed $1.6 billion, comprised of $400 million borrowed under the long-term revolver, $600 million borrowed under the term loan, and $600 million under the short-term revolver. The weighted average interest rate at September 30, 1999 for these borrowings is 7.2%. The proceeds of the borrowings were used to pay amounts owed to the

                          VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
            (Tabular dollars in millions, except per share amounts)


Company. Blockbuster has repaid $442.9 million of the short-term revolver through proceeds from the IPO. These proceeds permanently reduced Blockbuster's commitments under the Blockbuster Credit Agreement from $1.9 billion to approximately $1.46 billion.

10) COMMITMENTS AND CONTINGENCIES

The commitments of the Company for program license fees, which are not reflected in the balance sheet at September 30, 1999 and are estimated to aggregate $1.2 billion, principally reflect Showtime Networks Inc.'s ("SNI's") commitments of $856.6 million for the acquisition of programming rights and the production of original programming, and exclude intersegment commitments between the Networks and Entertainment segments of $894.7 million. The estimate is based upon a number of factors. A majority of such fees are payable over several years, as part of normal programming expenditures of SNI. These commitments to acquire programming rights are contingent upon delivery of motion pictures which are not yet available for premium television exhibition and, in many cases, have not yet been produced.

11) PROVISION FOR INCOME TAXES

The provision for income taxes represents federal, state and foreign income taxes on earnings before income taxes. The estimated effective tax rates of 51.6% for 1999 and 59.7% for 1998 were both adversely affected by amortization of intangibles in excess of the amounts deductible for tax purposes. Excluding the non-deductible amortization of intangibles, the estimated effective tax rates would have been 35.9% for 1999 and 38.1% for 1998.

Due to the unusual nature of the 1998 second quarter charge associated with the change in accounting for rental tape amortization, the full income tax effect is reflected in the second quarter 1998 tax provision, and is excluded from the estimated annual effective rate.

12) OPERATING SEGMENTS

The following table sets forth the Company's financial performance by operating segment. Prior period results have been reclassified to conform to the new presentation. Intersegment revenues, recorded at fair market value, of the Entertainment segment were $69.1 million and $177.5 million for the three and nine months ended September 30, 1999 and $54.0 million and $110.0 million for the three and nine months ended September 30, 1998, respectively. All other intersegment revenues were immaterial for each of the periods presented.

                         VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
            (Tabular dollars in millions, except per share amounts)


                                                     Three months ended                  Nine months ended
                                                        September 30,                      September 30,
                                                  --------------------------         --------------------------
                                                    1999              1998             1999              1998
                                                  --------          --------         --------          --------
Revenues:
Networks...................................       $  752.6          $  656.7         $2,120.8          $1,798.7
Entertainment..............................        1,170.7           1,315.6          3,288.2           3,477.6
Video......................................        1,112.8             985.5          3,267.5           2,806.7
Parks......................................          207.0             227.5            365.9             391.5
Publishing.................................          162.2             156.7            430.7             387.6
Online.....................................            6.6               3.3             16.5               8.0
Intercompany eliminations..................          (79.9)            (56.5)          (203.2)           (116.4)
                                                  --------          --------         --------          --------
   Total revenues..........................       $3,332.0          $3,288.8         $9,286.4          $8,753.7
                                                  ========          ========         ========          ========

EBITDA:
Networks...................................       $  285.1          $  234.2         $  705.9          $  559.6
Entertainment..............................           95.7             214.7            424.3             542.0
Video......................................          129.9             104.3            379.5             (87.7)
Parks......................................           67.5              72.8             93.4              98.2
Publishing.................................           22.0              21.4             44.6              35.4
Online.....................................          (15.5)               .4            (22.5)               .7
                                                  --------          --------         --------          --------
   Total segment EBITDA....................          584.7             647.8          1,625.2           1,148.2

Reconciliation to operating income:
Corporate/Eliminations.....................          (44.8)            (48.0)          (128.4)           (121.7)
Depreciation and amortization..............         (218.7)           (192.5)          (615.8)           (571.2)
                                                  --------          --------         --------          --------
   Total operating income..................       $  321.2          $  407.3         $  881.0          $  455.3
                                                  ========          ========         ========          ========


                          VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
            (Tabular dollars in millions, except per share amounts)

13)  CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

Viacom International Inc. ("Viacom International") is a wholly owned subsidiary of the Company. The Company has fully and unconditionally guaranteed Viacom International debt securities. The Company has determined that separate financial statements and other disclosures concerning Viacom International are not material to investors. The following condensed consolidating financial statements present the results of operations, financial position and cash flows of the Company, Viacom International (in each case, carrying investments in Non-Guarantor Affiliates under the equity method), the direct and indirect Non-Guarantor Affiliates of the Company, and the eliminations necessary to arrive at the information for the Company on a consolidated basis. Certain prior-year equity eliminations have been reclassified to conform with the current period presentation.


                                                                     Three Months Ended September 30, 1999
                                                 ----------------------------------------------------------------------------
                                                                                      Non-                         Viacom
                                                      Viacom         Viacom        Guarantor                        Inc.
                                                       Inc.      International    Affiliates    Eliminations    Consolidated
                                                  -------------  -------------   -------------  -------------   -------------
Revenues.......................................      $     7.8       $   538.1       $ 2,890.0      $ (103.9)     $ 3,332.0
Expenses:
 Operating.....................................            7.5           175.7         2,033.9         (97.8)       2,119.3
 Selling, general and administrative...........             .3           170.8           431.4            --          602.5
 Restructuring charge..........................             --              --            70.3            --           70.3
 Depreciation and amortization.................             .9            24.0           193.8            --          218.7
                                                     ---------       ---------       ---------     ---------      ---------
       Total expenses..........................            8.7           370.5         2,729.4         (97.8)       3,010.8
                                                     ---------       ---------       ---------     ---------      ---------
Operating income (loss)........................            (.9)          167.6           160.6          (6.1)         321.2
Other income (expense):
   Interest expense............................          (91.0)         (149.9)          (39.5)        162.1         (118.3)
   Interest income.............................             .2           162.8             6.9        (162.1)           7.8
   Other items, net............................           (5.1)           (4.1)            6.8            --           (2.4)
                                                     ---------       ---------       ---------     ---------      ---------
Earnings (loss) from continuing operations
 before income taxes...........................          (96.8)          176.4           134.8          (6.1)         208.3
 Benefit (provision) for income taxes..........           39.7           (72.4)          (60.5)           --          (93.2)
 Equity in earnings (loss) of affiliated
     companies, net of tax.....................          168.0            63.3            (9.0)       (226.1)          (3.8)
 Minority interest.............................             --              .7            (1.1)           --            (.4)
                                                     ---------       ---------       ---------     ---------      ---------
Net earnings before extraordinary loss.........          110.9           168.0            64.2        (232.2)         110.9
Extraordinary loss, net of tax.................          (14.2)             --              --            --          (14.2)
                                                     ---------       ---------       ---------     ---------      ---------
Net earnings...................................      $    96.7       $   168.0       $    64.2      $ (232.2)     $    96.7
                                                     =========       =========       =========     =========      =========


                          VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
            (Tabular dollars in millions, except per share amounts)


                                                                     Nine Months Ended September 30, 1999
                                                      ------------------------------------------------------------------
                                                                                    Non-                      Viacom
                                                       Viacom       Viacom       Guarantor                     Inc.
                                                        Inc.    International   Affiliates   Eliminations   Consolidated
                                                      --------  -------------   ----------   ------------   ------------
Revenues..........................................    $   27.1  $     1,475.8   $  8,004.4   $     (220.9)  $    9,286.4

Expenses:
  Operating.......................................        26.0          482.6      5,713.1         (214.8)       6,006.9
  Selling, general and administrative.............         1.5          529.2      1,181.7             --        1,712.4
  Restructuring charge............................          --             --         70.3             --           70.3
  Depreciation and amortization...................         2.7           68.0        545.1             --          615.8
                                                      --------  -------------   ----------   ------------   ------------
      Total expenses..............................        30.2        1,079.8      7,510.2         (214.8)       8,405.4
                                                      --------  -------------   ----------   ------------   ------------

Operating income (loss)...........................        (3.1)         396.0        494.2           (6.1)         881.0

Other income (expense):
  Interest expense................................      (277.9)        (448.1)      (126.6)         525.2         (327.4)
  Interest income.................................         9.7          511.2         20.8         (525.2)          16.5
  Other items, net................................       (15.6)            .9         17.6             --            2.9
                                                      --------  -------------   ----------   ------------   ------------
Earnings (loss) from continuing operations
  before income taxes.............................      (286.9)         460.0        406.0           (6.1)         573.0
  Benefit (provision) for income taxes............       117.6         (188.6)      (224.6)            --         (295.6)
  Equity in earnings (loss) of affiliated
     companies, net of tax........................       407.6          135.8        (52.8)        (528.7)         (38.1)
  Minority interest...............................          --             .7         (1.4)            --            (.7)
                                                      --------  -------------   ----------   ------------   ------------
Net earnings before extraordinary loss............       238.3          407.9        127.2         (534.8)         238.6
  Extraordinary loss, net of tax..................       (37.4)           (.3)          --             --          (37.7)
                                                      --------  -------------   ----------   ------------   ------------
Net earnings......................................       200.9          407.6        127.2         (534.8)         200.9
  Cumulative convertible preferred
     stock dividend requirement...................         (.4)            --           --             --            (.4)
  Premium on repurchase of preferred stock........       (12.0)            --           --             --          (12.0)
                                                      --------  -------------   ----------   ------------   ------------
Net earnings attributable to common stock.........    $  188.5  $       407.6   $    127.2   $     (534.8)  $      188.5
                                                      ========  =============   ==========   ============   ============


                         VIACOM INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Tabular dollars in millions, except per share amounts)


                                                                    Three Months Ended September 30, 1998
                                                     ------------------------------------------------------------------
                                                                                   Non-                      Viacom
                                                      Viacom       Viacom       Guarantor                      Inc.
                                                       Inc.    International   Affiliates   Eliminations   Consolidated
                                                     -------   -------------   ----------   ------------   ------------
Revenues..........................................   $   7.6         $ 458.4     $2,825.9        $  (3.1)      $3,288.8
Expenses:
  Operating.......................................       5.9           121.9      2,020.7           (3.1)       2,145.4
  Selling, general and administrative.............        .3           172.5        370.8             --          543.6
  Depreciation and amortization...................        .3            21.7        170.5             --          192.5
                                                     -------         -------     --------        -------       --------
      Total expenses..............................       6.5           316.1      2,562.0           (3.1)       2,881.5
                                                     -------         -------     --------        -------       --------
Operating income (loss)...........................       1.1           142.3        263.9             --          407.3
Other income (expense):
  Interest expense................................    (138.4)         (156.6)       (22.3)         157.0         (160.3)
  Interest income.................................       5.3           148.9          4.7         (157.0)           1.9
  Other items, net................................      (6.0)           (1.7)        (1.8)            --           (9.5)
                                                     -------         -------     --------        -------       --------
Earnings (loss) from continuing operations
  before income taxes.............................    (138.0)          132.9        244.5             --          239.4
  Benefit (provision) for income taxes............      56.6           (54.5)      (152.7)            --         (150.6)
  Equity in earnings (loss) of affiliated
      companies, net of tax.......................     219.8            (1.4)        (6.2)        (215.1)          (2.9)
  Minority interest...............................        --             (.1)          .6             --             .5
                                                     -------         -------     --------        -------       --------
Earnings (loss) from continuing operations........     138.4            76.9         86.2         (215.1)          86.4
Discontinued operations:
  Earnings from discontinued operations...........        --              --         67.9             --           67.9
  Gain (loss) on dispositions.....................        --           142.9       (158.8)            --          (15.9)
                                                     -------         -------     --------        -------       --------
Net earnings (loss)...............................     138.4           219.8         (4.7)        (215.1)         138.4
  Cumulative convertible preferred
     stock dividend requirement...................     (15.0)             --           --             --          (15.0)
                                                     -------         -------     --------        -------       --------
Net earnings (loss) attributable to
     common stock.................................   $ 123.4         $ 219.8     $   (4.7)       $(215.1)      $  123.4
                                                     =======         =======     ========        =======       ========


                          VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
            (Tabular dollars in millions, except per share amounts)


                                                                       Nine Months Ended September 30, 1998
                                                      -------------------------------------------------------------------
                                                                                      Non-                      Viacom
                                                        Viacom        Viacom       Guarantor                      Inc.
                                                         Inc.     International   Affiliates   Eliminations   Consolidated
                                                       --------   -------------   ----------   ------------   ------------
Revenues..........................................     $   28.2   $     1,196.3   $  7,545.1   $      (15.9)  $    8,753.7
Expenses:
  Operating.......................................         23.3           385.2      5,866.4          (15.9)       6,259.0
  Selling, general and administrative.............          1.7           443.4      1,023.1             --        1,468.2
  Depreciation and amortization...................          1.5            63.4        506.3             --          571.2
                                                       --------   -------------   ----------   ------------   ------------
      Total expenses..............................         26.5           892.0      7,395.8          (15.9)       8,298.4
                                                       --------   -------------   ----------   ------------   ------------
Operating income..................................          1.7           304.3        149.3             --          455.3
Other income (expense):
  Interest expense................................       (414.9)         (461.5)       (63.5)         458.9         (481.0)
  Interest income.................................         17.0           432.8         21.0         (458.9)          11.9
  Other items, net................................        (15.1)            6.4         (5.3)            --          (14.0)
                                                       --------   -------------   ----------   ------------   ------------
Earnings (loss) from continuing operations
  before income taxes.............................       (411.3)          282.0        101.5             --          (27.8)
  Benefit (provision) for income taxes............        168.6          (115.6)      (138.4)            --          (85.4)
  Equity in earnings (loss) of affiliated
     companies, net of tax........................        101.8          (208.9)       (31.4)         117.3          (21.2)
  Minority interest...............................           --             1.1           --             --            1.1
                                                       --------   -------------   ----------   ------------   ------------
Loss from continuing operations...................       (140.9)          (41.4)       (68.3)         117.3         (133.3)
Discontinued operations:
  Earnings from discontinued operations...........           --              --          8.0             --            8.0
  Gain (loss) on dispositions.....................           --           143.2       (158.8)            --          (15.6)
                                                       --------   -------------   ----------   ------------   ------------
Net earnings (loss)...............................       (140.9)          101.8       (219.1)         117.3         (140.9)
  Cumulative convertible preferred
     stock dividend requirement...................        (45.0)             --           --             --          (45.0)
                                                       --------   -------------   ----------   ------------   ------------
Net earnings (loss) attributable to
     common stock.................................     $ (185.9)  $       101.8   $   (219.1)  $      117.3   $     (185.9)
                                                       ========   =============   ==========   ============   ============



                          VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
            (Tabular dollars in millions, except per share amounts)


                                                                               September 30, 1999
                                                     ----------------------------------------------------------------------
                                                                                      Non-                       Viacom
                                                       Viacom        Viacom        Guarantor                       Inc.
                                                        Inc.      International   Affiliates    Eliminations   Consolidated
                                                     ----------   -------------   -----------   ------------   ------------
Assets
Current Assets:
     Cash and cash equivalents....................   $     34.0      $    479.8    $    160.4     $       --     $    674.2
     Receivables, net.............................          6.9           366.1       1,398.0          (94.1)       1,676.9
     Inventory....................................         13.4           166.1       1,618.6             --        1,798.1
     Other current assets.........................          1.5           165.0         666.3             --          832.8
                                                     ----------      ----------    ----------     ----------     ----------
        Total current assets......................         55.8         1,177.0       3,843.3          (94.1)       4,982.0

Property and equipment, at cost...................         14.2           652.0       4,430.5             --        5,096.7
     Less accumulated depreciation................          4.0           224.5       1,552.5             --        1,781.0
                                                     ----------      ----------    ----------     ----------     ----------
        Net property and equipment................         10.2           427.5       2,878.0             --        3,315.7

Inventory.........................................           --           464.6       2,447.0             --        2,911.6
Intangibles, at amortized cost....................        107.1           517.5      10,799.5             --       11,424.1
Investments in consolidated subsidiaries..........      6,635.4        14,928.1            --      (21,563.5)            --
Other assets......................................       (358.8)          168.1       1,960.3         (134.8)       1,634.8
                                                     ----------      ----------    ----------     ----------     ----------
                                                     $  6,449.7      $ 17,682.8    $ 21,928.1     $(21,792.4)    $ 24,268.2
                                                     ==========      ==========    ==========     ==========     ==========

Liabilities and Shareholders' Equity
Current Liabilities:
     Accounts payable.............................   $       --      $     58.1    $    476.3     $    (47.0)    $    487.4
     Accrued compensation.........................           --           121.9         250.6             --          372.5
     Participants' share, residuals and
           royalties payable......................           --              --       1,079.6             --        1,079.6
     Income tax payable...........................        (26.0)          930.8        (156.2)        (536.2)         212.4
     Current portion of long-term debt............           --            22.5         108.7             --          131.2
     Accrued expenses and other...................       (343.6)          529.8       1,828.6         (112.6)       1,902.2
                                                     ----------      ----------    ----------     ----------     ----------
        Total current liabilities.................       (369.6)        1,663.1       3,587.6         (695.8)       4,185.3
                                                     ----------      ----------    ----------     ----------     ----------

Long-term debt....................................      3,559.5         1,036.3       1,546.0             --        6,141.8
Other liabilities.................................    (11,782.0)        2,101.8       8,540.7        4,162.6        3,023.1

Shareholders' equity:
     Preferred Stock..............................           --           104.1          20.4         (124.5)            --
     Common Stock.................................          7.5           185.7         525.8         (711.5)           7.5
     Additional paid-in capital...................     10,260.0         7,332.1       7,742.0      (15,074.1)      10,260.0
     Retained earnings............................      6,206.0         5,229.4          28.4       (9,349.1)       2,114.7
     Accumulated other comprehensive
        income (loss).............................           --            30.3         (62.8)            --          (32.5)
                                                     ----------      ----------    ----------     ----------     ----------
                                                       16,473.5        12,881.6       8,253.8      (25,259.2)      12,349.7
 Less treasury stock, at cost.....................      1,431.7              --            --             --        1,431.7
                                                     ----------      ----------    ----------     ----------     ----------
      Total shareholders' equity..................     15,041.8        12,881.6       8,253.8      (25,259.2)      10,918.0
                                                     ----------      ----------    ----------     ----------     ----------
                                                     $  6,449.7      $ 17,682.8    $ 21,928.1     $(21,792.4)    $ 24,268.2
                                                     ==========      ==========    ==========     ==========     ==========


                          VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
            (Tabular dollars in millions, except per share amounts)


                                                                               December 31, 1998
                                                     ---------------------------------------------------------------------
                                                                                      Non-                      Viacom
                                                       Viacom        Viacom        Guarantor                      Inc.
                                                        Inc.      International   Affiliates   Eliminations   Consolidated
                                                     ----------   -------------   ----------   ------------   ------------
Assets
Current Assets:
     Cash and cash equivalents....................   $    406.4      $    189.5   $    171.4     $       --     $    767.3
     Receivables, net.............................          9.5           319.5      1,458.0          (27.9)       1,759.1
     Inventory....................................         11.5           131.9      1,662.1             --        1,805.5
     Other current assets.........................           .9           160.9        570.8             --          732.6
                                                     ----------      ----------   ----------     ----------     ----------
        Total current assets......................        428.3           801.8      3,862.3          (27.9)       5,064.5

Property and equipment............................         13.6           602.3      3,921.1             --        4,537.0
     Less accumulated depreciation................          3.0           188.6      1,265.9             --        1,457.5
                                                     ----------      ----------   ----------     ----------     ----------
        Net property and equipment................         10.6           413.7      2,655.2             --        3,079.5

Inventory.........................................           --           400.1      2,070.7             --        2,470.8
Intangibles, at amortized cost....................        109.4           530.9     10,917.0             --       11,557.3
Investments in consolidated subsidiaries..........      5,796.0        15,701.9           --      (21,497.9)            --
Other assets......................................         83.4         1,541.4      1,795.3       (1,979.1)       1,441.0
                                                     ----------      ----------   ----------     ----------     ----------
                                                     $  6,427.7      $ 19,389.8   $ 21,300.5     $(23,504.9)    $ 23,613.1
                                                     ==========      ==========   ==========     ==========     ==========

Liabilities and Shareholders' Equity
Current Liabilities:
     Accounts payable.............................   $       --      $     68.0   $    474.4     $    (43.2)    $    499.2
     Accrued compensation.........................           --           144.4        265.9             --          410.3
     Participants' share, residuals and
        royalties payable.........................           --              --      1,227.5             --        1,227.5
     Income tax payable...........................           --         1,257.5       (139.7)        (591.3)         526.5
     Current portion of long-term debt............        282.4            13.5         81.3             --          377.2
     Accrued expenses and other...................        612.7           663.6      1,351.5          (35.9)       2,591.9
                                                     ----------      ----------   ----------     ----------     ----------
        Total current liabilities.................        895.1         2,147.0      3,260.9         (670.4)       5,632.6
                                                     ----------      ----------   ----------     ----------     ----------

Long-term debt....................................      2,214.6         1,050.4        548.4             --        3,813.4
Other liabilities.................................    (12,834.8)        3,458.2      9,008.6        2,485.5        2,117.5

Shareholders' equity:
     Preferred Stock..............................        600.0           104.1         20.4         (124.5)         600.0
     Common Stock.................................          7.3           228.7      1,985.3       (2,214.0)           7.3
     Additional paid-in capital...................     10,519.6         7,545.4      6,676.9      (14,167.2)      10,574.7
     Retained earnings............................      6,024.1         4,821.9        (98.8)      (8,814.3)       1,932.9
     Accumulated other comprehensive
        income (loss).............................           --            34.1       (101.2)            --          (67.1)
                                                     ----------      ----------   ----------     ----------     ----------
                                                       17,151.0        12,734.2      8,482.6      (25,320.0)      13,047.8
   Less treasury stock, at cost...................        998.2              --           --             --          998.2
                                                     ----------      ----------   ----------     ----------     ----------
        Total shareholders' equity................     16,152.8        12,734.2      8,482.6      (25,320.0)      12,049.6
                                                     ----------      ----------   ----------     ----------     ----------
                                                     $  6,427.7      $ 19,389.8   $ 21,300.5     $(23,504.9)    $ 23,613.1
                                                     ==========      ==========   ==========     ==========     ==========


                          VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
            (Tabular dollars in millions, except per share amounts)


                                                                       Nine Months Ended September 30, 1999
                                                       --------------------------------------------------------------------
                                                                                       Non-                      Viacom
                                                         Viacom        Viacom       Guarantor                      Inc.
                                                          Inc.     International   Affiliates   Eliminations   Consolidated
                                                       ---------   -------------   ----------   ------------   ------------
Net cash flow from operating activities..............  $   384.3       $  (361.0)   $  (311.6)     $      --      $  (288.3)
                                                       ---------       ---------    ---------      ---------      ---------
 Investing Activities:
     Capital expenditures............................         --           (71.8)      (431.8)            --        (503.6)
     Acquisitions, net of cash acquired..............     (180.2)             --       (129.3)            --        (309.5)
     Investments in and advances to
        affiliated companies.........................         --           (19.9)       (86.9)            --        (106.8)
     Purchases of short-term investments.............         --          (280.2)          --             --        (280.2)
     Proceeds from sales of short-term investments...         --           342.1           --             --         342.1
     Other, net......................................         --              --          1.9             --           1.9
                                                       ---------       ---------    ---------      ---------     ---------

Net cash flow from investing activities..............     (180.2)          (29.8)      (646.1)            --        (856.1)
                                                       ---------       ---------    ---------      ---------     ---------
 Financing Activities:
     Borrowings from banks, net......................    1,297.0              --      1,197.2             --       2,494.2
     Repayment of notes and debentures...............   (1,073.8)           (1.5)          --             --      (1,075.3)
     Repurchase of Preferred Stock and dividend
        payments.....................................     (619.8)             --           --             --        (619.8)
     Purchase of treasury stock and warrants.........     (478.8)             --           --             --        (478.8)
     Payment of capital lease obligations............         --           (22.6)       (48.7)            --         (71.3)
     Increase (decrease) in intercompany
        payables.....................................      (72.7)          705.2       (632.5)            --            --
     Net proceeds from issuance of subsidiary
        stock........................................         --              --        430.7             --         430.7
     Proceeds from exercise of stock options
        and warrants.................................      371.5              --           --             --         371.5
     Other, net......................................         .1              --           --             --            .1
                                                       ---------       ---------    ---------      ---------     ---------
Net cash flow from financing activities..............     (576.5)          681.1        946.7             --       1,051.3
                                                       ---------       ---------    ---------      ---------     ---------
     Net increase (decrease) in cash and
        cash equivalents.............................     (372.4)          290.3        (11.0)            --         (93.1)
     Cash and cash equivalents at beginning
        of period....................................      406.4           189.5        171.4             --         767.3
                                                       ---------       ---------    ---------      ---------     ---------
Cash and cash equivalents at end of period...........  $    34.0       $   479.8    $   160.4      $      --     $   674.2
                                                       =========       =========    =========      =========     =========


                          VIACOM INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Tabular dollars in millions, except per share amounts)


                                                                         Nine Months Ended September 30, 1998
                                                         -------------------------------------------------------------------
                                                                                        Non-                      Viacom
                                                          Viacom        Viacom       Guarantor                      Inc.
                                                           Inc.     International   Affiliates   Eliminations   Consolidated
                                                         --------   -------------   ----------   ------------   ------------
Net cash flow from operating activities                  $ (101.8)       $ (805.1)    $1,127.9       $     --      $  221.0
                                                         --------        --------     --------       --------      --------
 Investing Activities:
     Capital expenditures..............................        --           (84.7)      (332.5)            --        (417.2)
     Acquisitions, net of cash acquired................     (12.0)             --        (91.9)            --        (103.9)
     Investments in and advances to
          affiliated companies.........................        --            (1.0)       (65.5)            --         (66.5)
     Purchases of short-term investments...............        --           (68.8)          --             --         (68.8)
     Proceeds from sales of short-term investments.....        --            74.5           --             --          74.5
     Proceeds from dispositions........................        --            19.2        122.5             --         141.7
     Other, net........................................        --            (9.7)        (6.0)            --         (15.7)
                                                         --------        --------     --------       --------      --------
Net cash flow from investing activities................     (12.0)          (70.5)      (373.4)            --        (455.9)
                                                         --------        --------     --------       --------      --------
 Financing Activities:
     Borrowings from banks, net........................   1,172.1          (109.0)      (145.5)            --         917.6
     Repayment of notes and debentures.................    (150.0)         (250.0)          --             --        (400.0)
     Preferred Stock dividend payments.................     (45.0)             --           --             --         (45.0)
     Purchase of treasury stock & warrants.............    (312.2)             --           --             --        (312.2)
     Payment of capital lease obligations..............        --           (20.6)       (34.7)            --         (55.3)
     Increase (decrease) in intercompany
        payables.......................................    (698.8)        1,322.3       (623.5)            --            --
     Proceeds from exercise of stock options
        and warrants...................................     156.5              --           --             --         156.5
     Other, net........................................        --              --         (6.1)            --          (6.1)
                                                         --------        --------     --------       --------      --------
Net cash flow from financing activities................     122.6           942.7       (809.8)            --         255.5
                                                         --------        --------     --------       --------      --------
     Net increase (decrease) in cash
        and cash equivalents...........................       8.8            67.1        (55.3)            --          20.6
     Cash and cash equivalents at beginning
        of period......................................        .1            91.5        200.7             --         292.3
                                                         --------        --------     --------       --------      --------
     Cash equivalents at end of period.................  $    8.9        $  158.6     $  145.4       $     --      $  312.9
                                                         ========        ========     ========       ========      ========


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                                 CBS CORPORATION
                                                                    (Registrant)



                                                  BY:  /s/ ROBERT G. FREEDLINE
                                                  ----------------------------
                                                           ROBERT G. FREEDLINE
                                                  VICE PRESIDENT AND CONTROLLER


Date:  December 6, 1999